PBF Energy Reports Third Quarter 2018 Results, Announces Approval of
Chalmette Coker Restart and Declares Dividend of $0.30 Per Share

•	Third quarter income from operations of $286.4 million (excluding special items, third quarter income from operations of $232.4 million)

•	Announces restart of idled Chalmette coker planned for the fourth quarter of 2019

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - October 31, 2018 - PBF Energy Inc. (NYSE:PBF) today reported third quarter 2018 income from operations of $286.4 million as compared to income from operations of $587.3 million for the third quarter of 2017. Excluding special items, third quarter 2018 income from operations was $232.4 million as compared to income from operations of $322.2 million for the third quarter of 2017. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 44.0% of the limited partner interests as of quarter-end.

The company reported third quarter 2018 net income of $192.5 million and net income attributable to PBF Energy Inc. of $179.5 million or $1.50 per share. This compares to net income of $347.2 million, and net income attributable to PBF Energy Inc. of $314.4 million or $2.85 per share for the third quarter 2017. Special items in the third quarter 2018 results, which increased net income, by a net, after-tax gain of $45.4 million, or $0.37 per share, consisted of a lower-of-cost-or-market ("LCM") inventory adjustment, a gain on land sale at our Torrance refinery, a benefit related to the change in our Tax Receivable Agreement liability, and a charge associated with the early return of certain leased railcars. Adjusted fully-converted net income for the third quarter 2018, excluding special items, was $135.7 million, or $1.13 per share on a fully-exchanged, fully-diluted basis, as described below, compared to an adjusted fully-converted net income of $164.0 million or $1.44 per share, for the third quarter 2017.

Tom Nimbley, PBF Energy's Chairman and CEO, said, “Our strong results for the third quarter continue to reflect the earnings power of our five-refinery system. We are pleased to announce that our board has approved the restart of the idled Chalmette coker. This unique, high-return project leverages existing infrastructure to execute a brown-field project in a fraction of the time and cost required for a new build. As a result, we increase Chalmette's long-term flexibility and ability to process additional volumes of discounted heavy, high-sulfur feedstocks.” Mr. Nimbley continued, “Looking forward, crude oil differentials are favorable and our assets are well-positioned to benefit through safe, reliable and environmentally responsible operations.”

Chalmette Coker Restart
The board of PBF Energy has approved the restart of the idled 12,000 barrel per day coker at the Chalmette refinery. The coker has been idle since 2010 and PBF has completed detailed engineering for completion of the restart. The unit is expected to be in service by the end of 2019 and is expected to cost approximately

$110 million to place in service. Once the idled unit is in service, Chalmette's total coking capacity will increase to 42,000 barrels per day.

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on November 30, 2018, to holders of record as of November 15, 2018.

Outlook
For the fourth quarter 2018, we expect East Coast total throughput to average 330,000 to 350,000 barrels per day; Mid-Continent total throughput is expected to average 145,000 to 155,000 barrels per day; Gulf Coast total throughput is expected to average 185,000 to 195,000 barrels per day and West Coast total throughput is expected to average 165,000 to 175,000 barrels per day.

For the full-year 2018, we expect East Coast total throughput to average 320,000 to 340,000 barrels per day; Mid-Continent total throughput is expected to average 145,000 to 155,000 barrels per day; Gulf Coast total throughput is expected to average 185,000 to 195,000 barrels per day and West Coast total throughput is expected to average 170,000 to 180,000 barrels per day.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income, Adjusted Fully-Converted Net Income excluding special items, Adjusted Fully-Converted Net Income per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items and Adjusted EBITDA. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Wednesday, October 31, 2018, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (877) 876-9176 or (785) 424-1667, conference ID: PBFQ318. The audio replay will be available two hours after the end of the call through November 14, 2018, by dialing (800) 723-5154 or (402) 220-2661.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 44.0% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues	$7,646,360	$5,478,951	$20,893,219	$15,250,649

Cost and expenses:
Cost of products and other	6,816,095	4,352,061	18,400,732	13,154,521
Operating expenses (excluding depreciation and amortization expense as reflected below)	424,331	402,823	1,268,161	1,266,879
Depreciation and amortization expense	90,732	75,948	263,753	197,800
Cost of sales	7,331,158	4,830,832	19,932,646	14,619,200
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	69,920	58,259	191,418	143,147
Depreciation and amortization expense	2,594	2,572	7,871	10,355
(Gain) loss on sale of assets	(43,745)	28	(43,072)	940
Total cost and expenses	7,359,927	4,891,691	20,088,863	14,773,642

Income from operations	286,433	587,260	804,356	477,007

Other income (expense):
Change in Tax Receivable Agreement liability	7,763	565	7,763	565
Change in fair value of catalyst leases	1,630	473	5,783	(1,011)
Debt extinguishment costs	—	—	—	(25,451)
Interest expense, net	(42,289)	(36,990)	(128,935)	(114,871)
Other non-service components of net periodic benefit cost (Note 16)	278	(103)	833	(305)
Income before income taxes	253,815	551,205	689,800	335,934
Income tax expense	61,349	203,979	167,836	112,889
Net income	192,466	347,226	521,964	223,045
Less: net income attributable to noncontrolling interests	12,928	32,861	39,907	49,420
Net income attributable to PBF Energy Inc. stockholders	$179,538	$314,365	$482,057	$173,625

Net income available to Class A common stock per share:
Basic	$1.53	$2.86	$4.24	$1.58
Diluted	$1.50	$2.85	$4.16	$1.57
Weighted-average shares outstanding-basic	117,029,486	109,724,595	113,597,970	109,634,921
Weighted-average shares outstanding-diluted	120,405,315	113,882,240	117,375,170	113,791,542

Dividends per common share	$0.30	$0.30	$0.90	$0.90

Adjusted fully-converted net income and adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income	$181,106	$325,091	$488,670	$178,682
Adjusted fully-converted net income per fully exchanged, fully diluted share	$1.50	$2.85	$4.16	$1.57
Adjusted fully-converted shares outstanding - diluted	120,405,315	113,882,240	117,375,170	113,791,542

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

		Three Months Ended		Nine Months Ended
RECONCILIATION OF NET INCOME TO ADJUSTED FULLY-CONVERTED NET INCOME AND ADJUSTED FULLY-CONVERTED NET INCOME EXCLUDING SPECIAL ITEMS (Note 1)		September 30,		September 30,
		2018	2017	2018	2017
Net income attributable to PBF Energy Inc. stockholders		$179,538	$314,365	$482,057	$173,625
Less:	Income allocated to participating securities	194	272	592	811
Income available to PBF Energy Inc. stockholders - basic		179,344	314,093	481,465	172,814
Add:	Net income attributable to noncontrolling interest (Note 2)	2,394	18,137	9,790	9,677
Less:	Income tax expense (Note 3)	(632)	(7,139)	(2,585)	(3,809)
Adjusted fully-converted net income		$181,106	$325,091	$488,670	$178,682
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	(54,801)	(265,077)	(300,456)	(97,943)
Add:	Change in Tax Receivable Agreement liability	(7,763)	(565)	(7,763)	(565)
Add:	Debt extinguishment costs	—	—	—	25,451
Add:	Gain on Torrance land sale	(43,761)	—	(43,761)	—
Add:	Early railcar return expense	44,571	—	44,571	—
Less:	Recomputed income taxes on special items	16,309	104,556	81,186	28,755
Adjusted fully-converted net income excluding special items		$135,661	$164,005	$262,447	$134,380

Weighted-average shares outstanding of PBF Energy Inc.		117,029,486	109,724,595	113,597,970	109,634,921
Conversion of PBF LLC Series A Units (Note 5)		1,206,326	3,825,508	2,184,690	3,832,464
Common stock equivalents (Note 6)		2,169,503	332,137	1,592,510	324,157
Fully-converted shares outstanding - diluted		120,405,315	113,882,240	117,375,170	113,791,542

Adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding		$1.50	$2.85	$4.16	$1.57

Adjusted fully-converted net income excluding special items per fully exchanged, fully diluted shares outstanding (Note 4)		$1.13	$1.44	$2.24	$1.18

		Three Months Ended		Nine Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS TO INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS		September 30,		September 30,
		2018	2017	2018	2017
Income from operations (Note 16)		$286,433	$587,260	$804,356	$477,007
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	(54,801)	(265,077)	(300,456)	(97,943)
Add:	Gain on Torrance land sale	(43,761)	—	(43,761)	—
Add:	Early railcar return expense	44,571	—	44,571	—
Income from operations excluding special items		$232,442	$322,183	$504,710	$379,064

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in thousands)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS		2018	2017	2018	2017
Net income		$192,466	$347,226	$521,964	$223,045
Add:	Depreciation and amortization expense	93,326	78,520	271,624	208,155
Add:	Interest expense, net	42,289	36,990	128,935	114,871
Add:	Income tax expense	61,349	203,979	167,836	112,889
EBITDA		$389,430	$666,715	$1,090,359	$658,960
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	(54,801)	(265,077)	(300,456)	(97,943)
Add:	Change in Tax Receivable Agreement liability	(7,763)	(565)	(7,763)	(565)
Add:	Debt extinguishment costs	—	—	—	25,451
Add:	Gain on Torrance land sale	(43,761)	—	(43,761)	—
Add:	Early railcar return expense	44,571	—	44,571	—
EBITDA excluding special items		$327,676	$401,073	$782,950	$585,903

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA		2018	2017	2018	2017
EBITDA		$389,430	$666,715	$1,090,359	$658,960
Add:	Stock-based compensation	5,591	4,222	18,608	18,064
Add:	Net non-cash change in fair value of catalyst leases	(1,630)	(473)	(5,783)	1,011
Add:	Non-cash LCM inventory adjustment (Note 4)	(54,801)	(265,077)	(300,456)	(97,943)
Add:	Change in Tax Receivable Agreement liability (Note 4)	(7,763)	(565)	(7,763)	(565)
Add:	Debt extinguishment costs (Note 4)	—	—	—	25,451
Adjusted EBITDA		$330,827	$404,822	$794,965	$604,978

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	September 30,	December 31,
	2018	2017
Balance Sheet Data:
Cash and cash equivalents	$1,059,200	$573,021
Inventories	2,561,106	2,213,797
Total assets	9,215,410	8,117,993
Total debt	2,177,131	2,191,650

Total equity	3,645,361	2,902,949
Total equity excluding special items (Note 4, 13)	$3,466,344	$2,950,154

Total debt to capitalization ratio (Note 13)	37%	43%
Total debt to capitalization ratio, excluding special items (Note 13)	39%	43%
Net debt to capitalization ratio (Note 13)	23%	36%
Net debt to capitalization ratio, excluding special items (Note 13)	24%	35%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows provided by operations	$720,329	$322,223
Cash flows used in investing activities	(419,837)	(609,918)
Cash flows provided by (used in) financing activities	185,687	(157,688)
Net increase (decrease) in cash and cash equivalents	486,179	(445,383)
Cash and cash equivalents, beginning of period	573,021	746,274
Cash and cash equivalents, end of period	$1,059,200	$300,891

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in thousands)

	Three Months Ended September 30, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$7,641,944	$70,556	$—	$(66,140)	$7,646,360
Depreciation and amortization expense	83,281	7,451	2,594	—	93,326
Income (loss) from operations (Note 14, 16)	321,370	37,577	(67,789)	(4,725)	286,433
Interest expense, net	2,078	10,567	29,644	—	42,289
Capital expenditures	79,697	20,956	2,233	—	102,886

	Three Months Ended September 30, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$5,475,114	$66,195	$—	$(62,358)	$5,478,951
Depreciation and amortization expense	70,192	5,756	2,572	—	78,520
Income (loss) from operations (Note 14, 16)	609,292	39,201	(57,434)	(3,799)	587,260
Interest expense, net	1,180	7,748	28,062	—	36,990
Capital expenditures	165,179	15,536	562	—	181,277

	Nine Months Ended September 30, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$20,880,613	$203,395	$—	$(190,789)	$20,893,219
Depreciation and amortization expense	242,568	21,185	7,871	—	271,624
Income (loss) from operations (Note 14, 16)	895,952	105,299	(183,785)	(13,110)	804,356
Interest expense, net	6,509	30,940	91,486	—	128,935
Capital expenditures (Note 17)	376,774	86,627	4,726	—	468,127

	Nine Months Ended September 30, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$15,237,189	$190,375	$—	$(176,915)	$15,250,649
Depreciation and amortization expense	180,704	17,096	10,355	—	208,155
Income (loss) from operations (Note 14, 16)	521,015	107,765	(140,555)	(11,218)	477,007
Interest expense, net	3,433	23,618	87,820	—	114,871
Capital expenditures (Note 17)	574,871	72,100	2,971	—	649,942

	Balance at September 30, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 15)	$8,369,215	$806,850	$72,799	$(33,454)	$9,215,410

	Balance at December 31, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 15)	$7,287,384	$748,215	$123,211	$(40,817)	$8,117,993

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Market Indicators (dollars per barrel) (Note 9)	2018	2017	2018	2017
Dated Brent Crude	$75.07	$52.16	$72.19	$51.79
West Texas Intermediate (WTI) crude oil	$69.63	$48.18	$66.90	$49.32
Light Louisiana Sweet (LLS) crude oil	$74.15	$51.67	$71.11	$51.73
Alaska North Slope (ANS) crude oil	$75.26	$52.04	$72.19	$52.15
Crack Spreads:
Dated Brent (NYH) 2-1-1	$14.62	$18.12	$14.15	$14.84
WTI (Chicago) 4-3-1	$18.05	$18.82	$15.84	$14.70
LLS (Gulf Coast) 2-1-1	$13.38	$16.69	$13.26	$13.75
ANS (West Coast) 4-3-1	$14.84	$20.66	$16.67	$18.78
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$5.44	$3.97	$5.29	$2.47
Dated Brent less Maya (heavy, sour)	$9.12	$8.75	$10.21	$6.77
Dated Brent less WTS (sour)	$19.79	$4.96	$13.41	$3.63
Dated Brent less ASCI (sour)	$4.42	$3.82	$4.69	$3.58
WTI less WCS (heavy, sour)	$29.30	$10.03	$24.55	$10.83
WTI less Bakken (light, sweet)	$1.08	$(0.69)	$0.87	$0.18
WTI less Syncrude (light, sweet)	$5.59	$(1.95)	$3.00	$(1.86)
WTI less LLS (light, sweet)	$(4.52)	$(3.49)	$(4.21)	$(2.41)
WTI less ANS (light, sweet)	$(5.63)	$(3.86)	$(5.29)	$(2.82)
Natural gas (dollars per MMBTU)	$2.86	$2.95	$2.85	$3.05

Key Operating Information
Production (barrels per day ("bpd") in thousands)	896.7	852.6	854.0	781.6
Crude oil and feedstocks throughput (bpd in thousands)	888.4	849.7	851.8	786.1
Total crude oil and feedstocks throughput (millions of barrels)	81.7	78.2	232.5	214.6
Consolidated gross margin per barrel of throughput	$3.86	$8.29	$4.13	$2.94
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$9.25	$10.22	$8.80	$8.46
Refinery operating expense, per barrel of throughput (Note 11)	$5.01	$4.98	$5.26	$5.71
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	35%	33%	36%	34%
Medium	28%	30%	30%	30%
Light	23%	22%	21%	21%
Other feedstocks and blends	14%	15%	13%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	49%	50%	49%	50%
Distillates and distillate blendstocks	32%	29%	32%	29%
Lubes	1%	1%	1%	1%
Chemicals	2%	2%	2%	2%
Other	17%	18%	16%	17%
Total yield	101%	100%	100%	99%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (bpd in thousands)	351.0	339.6	345.0	323.8
Crude oil and feedstocks throughput (bpd in thousands)	354.6	343.7	349.2	330.1
Total crude oil and feedstocks throughput (millions of barrels)	32.6	31.6	95.3	90.1
Gross margin per barrel of throughput	$7.22	$4.45	$4.02	$0.68
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$7.52	$6.96	$7.07	$5.99
Refinery operating expense, per barrel of throughput (Note 11)	$4.15	$3.83	$4.53	$4.50
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	30%	31%	28%	33%
Medium	41%	38%	47%	38%
Light	9%	8%	8%	10%
Other feedstocks and blends	20%	23%	17%	19%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	45%	46%	46%	45%
Distillates and distillate blendstocks	33%	28%	33%	30%
Lubes	2%	2%	2%	2%
Chemicals	1%	1%	1%	1%
Other	18%	22%	17%	20%
Total yield	99%	99%	99%	98%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	175.5	164.7	151.0	149.6
Crude oil and feedstocks throughput (bpd in thousands)	172.1	160.6	149.5	146.5
Total crude oil and feedstocks throughput (millions of barrels)	15.8	14.8	40.8	40.0
Gross margin per barrel of throughput	$17.56	$13.15	$10.12	$4.33
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$14.11	$12.87	$12.01	$9.67
Refinery operating expense, per barrel of throughput (Note 11)	$4.39	$4.57	$5.06	$5.21
Crude and feedstocks (% of total throughput) (Note 12):
Medium	27%	36%	32%	38%
Light	71%	62%	66%	60%
Other feedstocks and blends	2%	2%	2%	2%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	53%	54%	54%	54%
Distillates and distillate blendstocks	35%	33%	34%	33%
Chemicals	5%	6%	5%	6%
Other	9%	10%	8%	9%
Total yield	102%	103%	101%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	198.3	198.1	185.8	181.7
Crude oil and feedstocks throughput (bpd in thousands)	195.5	200.4	184.4	182.6
Total crude oil and feedstocks throughput (millions of barrels)	18.0	18.5	50.4	49.9
Gross margin per barrel of throughput	$(6.36)	$8.57	$(0.45)	$3.95
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$7.21	$10.36	$6.62	$9.13
Refinery operating expense, per barrel of throughput (Note 11)	$4.36	$4.29	$4.66	$4.96
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	35%	34%	39%	39%
Medium	26%	24%	20%	24%
Light	23%	28%	28%	21%
Other feedstocks and blends	16%	14%	13%	16%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	42%	43%	42%	46%
Distillates and distillate blendstocks	33%	34%	33%	32%
Chemicals	1%	2%	1%	2%
Other	25%	20%	24%	20%
Total yield	101%	99%	100%	100%

Supplemental Operating Information - West Coast (Torrance)
Production (bpd in thousands)	171.9	150.2	172.2	126.5
Crude oil and feedstocks throughput (bpd in thousands)	166.2	145.0	168.7	126.9
Total crude oil and feedstocks throughput (millions of barrels)	15.3	13.3	46.0	34.6
Gross margin per barrel of throughput	$(8.27)	$8.31	$1.38	$2.18
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$10.28	$14.81	$11.96	$12.53
Refinery operating expense, per barrel of throughput (Note 11)	$8.26	$9.13	$7.61	$10.52
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	85%	75%	82%	72%
Medium	6%	12%	6%	8%
Other feedstocks and blends	9%	13%	12%	20%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	60%	64%	59%	65%
Distillates and distillate blendstocks	27%	24%	27%	20%
Other	16%	16%	16%	15%
Total yield	103%	104%	102%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	September 30, 2018		September 30, 2017
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$7,646,360	$93.56	$5,478,951	$70.09
Less: Cost of Sales	7,331,158	89.70	4,830,832	61.80
Consolidated gross margin	$315,202	$3.86	$648,119	$8.29
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$315,202	$3.86	$648,119	$8.29
Add: PBFX operating expense	20,268	0.25	15,930	0.20
Add: PBFX depreciation expense	7,379	0.09	5,610	0.08
Less: Revenues of PBFX	(70,029)	(0.86)	(65,494)	(0.84)
Add: Refinery operating expenses (Note 16)	409,600	5.01	389,504	4.98
Add: Refinery depreciation expense	83,353	1.02	70,338	0.90
Gross refining margin	$765,773	$9.37	$1,064,007	$13.61
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	(54,801)	(0.67)	(265,077)	(3.39)
Add: Early railcar return expense	44,571	0.55	—	—
Gross refining margin excluding special items	$755,543	$9.25	$798,930	$10.22

	Nine Months Ended		Nine Months Ended
	September 30, 2018		September 30, 2017
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$20,893,219	$89.84	$15,250,649	$71.07
Less: Cost of Sales	19,932,646	85.71	14,619,200	68.13
Consolidated gross margin	$960,573	$4.13	$631,449	$2.94
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$960,573	$4.13	$631,449	$2.94
Add: PBFX operating expense	57,427	0.25	47,163	0.22
Add: PBFX depreciation expense	20,793	0.09	16,562	0.08
Less: Revenues of PBFX	(201,466)	(0.87)	(188,300)	(0.88)
Add: Refinery operating expense (Note 16)	1,223,798	5.26	1,224,757	5.71
Add: Refinery depreciation expense	242,960	1.04	181,238	0.84
Gross refining margin	$2,304,085	$9.90	$1,912,869	$8.91
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	(300,456)	(1.29)	(97,943)	(0.45)
Add: Early railcar return expense	44,571	0.19	—	—
Gross refining margin excluding special items	$2,048,200	$8.80	$1,814,926	$8.46

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect our estimated annualized statutory corporate tax rate of approximately 26.4% and 39.4% for the 2018 and 2017 periods, respectively, applied to net income attributable to noncontrolling interests for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2. Our statutory tax rates were reduced in 2018 as a result of the Tax Cut and Jobs Act enactment.

(4) The Non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items presented for the three and nine months ended September 30, 2018 relate to a lower of cost or market ("LCM") inventory adjustment, changes in the Tax Receivable Agreement liability, gain on the sale of assets related to the Torrance land sale and charges associated with the early return of certain leased railcars. Special items presented for the three and nine months ended September 30, 2017 relate to an LCM inventory adjustment, changes in the Tax Receivable Agreement liability and debt extinguishment costs, as discussed further below. Additionally, the cumulative effects of all prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

LCM inventory adjustment - LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period.

The following table includes the LCM inventory reserve as of each date presented (in thousands):

		2018		2017
January 1,		$300,456		$595,988
June 30,		54,801		763,122
September 30,		—		498,045

The following table includes the corresponding impact of changes in the LCM inventory reserve on income from operations and net income for the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2018	2017	2018	2017
Net LCM inventory adjustment benefit in income from operations	$54,801	$265,077	$300,456	$97,943
Net LCM inventory adjustment benefit in net income	40,328	160,743	221,106	59,393

Change in Tax Receivable Agreement liability - During the three and nine months ended September 30, 2018 we recorded a change in the Tax Receivable Agreement liability that increased income before income taxes and net income by $7.8 million and $5.7 million, respectively. During the three and nine months ended September 30, 2017 we recorded a change in the Tax Receivable Agreement liability that increased income before income taxes and net income by $0.6 million and $0.3 million, respectively. The changes in the Tax Receivable Agreement liability reflect charges or benefits attributable to changes in our obligation under the Tax Receivable Agreement due to factors out of our control such as changes in tax rates.

Debt Extinguishment Costs - During the nine months ended September, 30, 2017, we recorded pre-tax debt extinguishment costs of $25.5 million related to the redemption of the 2020 Senior Secured Notes. These nonrecurring charges decreased net income by $15.4 million for the nine months ended September 30, 2017. There were no such costs in the same periods of 2018.

Gain on Torrance land sale - During the three and nine months ended September 30, 2018 we recorded a gain on the sale of a parcel of property acquired as part of the Torrance Refinery, but not part of the refinery itself. The gain increased income from operations and net income by $43.8 million and $32.2 million, respectively. There was no such gain in the same periods of 2017.

Early Return of Railcars - During the three and nine months ended September 30, 2018 we recognized certain expenses within cost of sales associated with the voluntary early return of certain leased railcars. These charges decreased income from operations and net income by $44.6 million and $32.8 million, respectively. There were no such expenses in the same periods of 2017.

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three and nine months ended September 30, 2018 and September 30, 2017, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 15,000 and 25,000 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three and nine months ended September 30, 2018, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 6,484,650 and 6,554,650 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three and nine months ended September 30, 2017, respectively.

(7) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of September 30, 2018, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, New Orleans, Louisiana and Torrance, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, the Company’s refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, the Company’s chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) As reported by Platts.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, as described in footnote 4 above, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	September 30,	December 31,
	2018	2017
	(in thousands)
Total debt	$2,177,131	$2,191,650
Total equity	3,645,361	2,902,949
Total capitalization	$5,822,492	$5,094,599

Total debt	$2,177,131	$2,191,650
Total equity excluding special items	3,466,344	2,950,154
Total capitalization excluding special items	$5,643,475	$5,141,804

Total equity	$3,645,361	$2,902,949
Special Items (Note 4)
Add: Non-cash LCM inventory adjustment	—	300,456
Add: Change in Tax Receivable Agreement liability	(284,193)	(276,430)
Add: Debt extinguishment costs	25,451	25,451
Add: Gain on Torrance land sale	(43,761)	—
Add: Early railcar return expense	44,571	—
Less: Recomputed income taxes on special items	58,762	(22,425)
Add: Net tax expense on TCJA related special items	20,153	20,153
Net impact of special items to equity	(179,017)	47,205
Total equity excluding special items	$3,466,344	$2,950,154

Total debt	$2,177,131	$2,191,650
Less: Cash and cash equivalents	1,059,200	573,021
Net Debt	$1,117,931	$1,618,629

Total debt to capitalization ratio	37%	43%
Total debt to capitalization ratio, excluding special items	39%	43%
Net debt to capitalization ratio	23%	36%
Net debt to capitalization ratio, excluding special items	24%	35%

(14) The Logistics segment includes 100% of the income from operations of the Torrance Valley Pipeline Company LLC ("TVPC"), as TVPC is consolidated by PBFX. PBFX records net income attributable to noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records equity income in investee related to its 50% noncontrolling ownership interest in TVPC. For the purposes of the consolidated PBF Energy financial statements, PBF Holding's equity income in investee and PBFX's net income attributable to noncontrolling interest eliminate in consolidation.

(15) The Logistics segment includes 100% of the assets of TVPC as TVPC is consolidated by PBFX. PBFX records a noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records an equity investment in TVPC reflecting its noncontrolling ownership interest. For the purposes of the consolidated PBF Energy financial statements, PBFX's noncontrolling interest in TVPC and PBF Holding's equity investment in TVPC eliminate in consolidation.

(16) The Company adopted ASU 2017-07 effective January 1, 2018. The new guidance requires the bifurcation of net periodic benefit cost. The service cost component is presented within Income from operations, while the other components are reported separately outside of operations. This guidance was applied retrospectively in the condensed consolidated statements of operations.

The following table shows the effect of the adoption of ASU 2017-07 on our financial statements (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2018	2017	2018	2017
Refining segment income (expense) related to other non-service components of net periodic benefit cost	$374	$(87)	$1,115	$(257)
Corporate expense related to other non-service components of net periodic benefit cost	(96)	(16)	(282)	(48)
Total income (expense) related to other non-service components of net periodic benefit cost	$278	$(103)	$833	$(305)

(17) The Logistics segment includes capital expenditures of $58.0 million for the acquisition of the Knoxville Terminals by PBFX on April 16, 2018 and $10.1 million for the acquisition of the Toledo Products Terminal by PBFX on April 17, 2017.